As filed with the Securities and Exchange Commission on July 28, 2015                                                                           Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
________________

FORM S-8
REGISTRATION STATEMENT
UNDER
 THE SECURITIES ACT OF 1933
INTEL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-1672743 (I.R.S. Employer Identification Number)
2200 Mission College Blvd. Santa Clara, CA (Address of Principal Executive Offices)	95054-1549 (Zip Code)

Intel Corporation 2006 Equity Incentive Plan
(Full Title of the Plan)

SUZAN A. MILLER
Vice President, Deputy General Counsel
and Corporate Secretary
Intel Corporation
2200 Mission College Blvd.
 Santa Clara, CA  95054-1549
(Name and Address of Agent for Service)

(408) 765-8080
(Telephone Number, Including Area Code, of Agent for Service)
Copies to:
RONALD O. MUELLER, ESQ.
Gibson, Dunn & Crutcher LLP
1050 Connecticut Avenue, NW
Washington, DC  20036
 (202) 955-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer □
Non-accelerated filer □ (Do not check if a smaller reporting company)	Smaller reporting company □

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, par value $0.001 per share issuable under the Intel Corporation 2006 Equity Incentive Plan	34,000,000 shares	$28.35	$963,900,000	$112,005.18

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock that may become issuable in respect of the securities identified in the above table to prevent dilution as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant's Common Stock on the Nasdaq Global Select Market on July 24, 2015, which was $28.35.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is filed by Intel Corporation, a Delaware corporation (the "Corporation" or the "Registrant"), relating to 34,000,000 shares of its common stock, par value $0.001 per share (the "Common Stock"), issuable to eligible employees and non-employee directors of the Corporation under the Intel Corporation 2006 Equity Incentive Plan (the "Plan"), which Common Stock is in addition to (a) the 175,000,000 shares of Common Stock registered on the Corporation's Form S-8 filed on June 21, 2006 (Commission File No. 333-135177), (b) the 119,000,000 shares of Common Stock registered on the Corporation's Form S-8 filed on June 21, 2007 (Commission File No. 333-143932), (c) the 369,000,000 shares of Common Stock registered on the Corporation's Form S-8 filed on June 26, 2009 (Commission File No. 333-160272), (d) the 13,512,737 shares of Common Stock registered on the Corporation's Form S-8 filed on June 24, 2011 (Commission File No. 333-175123), and (e) the 123,000,000 shares of Common Stock registered on the Corporation's Form S-8 filed on July 30, 2013 (Commission File No. 333-190236) (collectively, the "Prior Registration Statements").
This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.                                        Exhibits.
Unless otherwise indicated below as being incorporated by reference to another filing of Intel Corporation with the Commission, each of the following exhibits is filed herewith:

Exhibit No.                                        Exhibit Description
4.1*	Third Restated Certificate of Incorporation of Intel Corporation dated May 17, 2006 (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K as filed on May 22, 2006, File No. 000-06217).
4.2*	Intel Corporation Bylaws, as amended and restated on July 26, 2011 (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K as filed on July 27, 2011, File No. 000-06217).
5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (contained on signature page hereto).

99.1*	Intel Corporation 2006 Equity Incentive Plan as Amended and Restated Effective May 21, 2015 (incorporated by reference to Exhibit 10.2 of the Quarterly Report on Form 10-Q as filed on July 27, 2015, File No. 000-06217).

*Incorporated by reference

SIGNATURES

Pursuant to the requirements of the Securities Act, Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 28th day of July, 2015.

INTEL CORPORATION

By /s/ Stacy J. Smith
Stacy J. Smith Executive Vice President, Chief Financial Officer, and Principal Accounting Officer
Each person whose signature appears below constitutes and appoints Steven R. Rodgers,  Stacy J. Smith, and Suzan A. Miller and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
[REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Brian M. Krzanich	/s/ Stacy J. Smith
Brian M. Krzanich Chief Executive Officer, Director and Principal Executive Officer July 28, 2015	Stacy J. Smith Executive Vice President, Chief Financial Officer, and Principal Accounting Officer July 28, 2015

/s/ Charlene Barshefsky	/s/ Reed E. Hundt
Charlene Barshefsky Director July 28, 2015	Reed E. Hundt Director July 28, 2015

/s/ Aneel Bhusri	/s/ James D. Plummer
Aneel Bhusri Director July 28, 2015	James D. Plummer Director July 28, 2015

/s/ Andy D. Bryant	/s/ David S. Pottruck
Andy D. Bryant Chairman of the Board and Director July 28, 2015	David S. Pottruck Director July 28, 2015

/s/ Frank D. Yeary
Susan L. Decker Director	Frank D. Yeary Director July 28, 2015

/s/ John J. Donahoe	/s/ David B. Yoffie
John J. Donahoe Director July 28, 2015	David B. Yoffie Director July 28, 2015

EXHIBIT INDEX
Exhibit No.                                        Exhibit Description
4.1*	Third Restated Certificate of Incorporation of Intel Corporation dated May 17, 2006 (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K as filed on May 22, 2006, File No. 000-06217).
4.2*	Intel Corporation Bylaws, as amended and restated on July 26, 2011 (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K as filed on July 27, 2011, File No. 000-06217).
5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (contained on signature page hereto).

99.1*	Intel Corporation 2006 Equity Incentive Plan as Amended and Restated Effective May 21, 2015 (incorporated by reference to Exhibit 10.2 of the Quarterly Report on Form 10-Q as filed on July 27, 2015, File No. 000-06217).

*Incorporated by reference